EXHIBIT 10.2

INCENTIVE STOCK OPTION AGREEMENT

OF SUN BIOPHARMA, INC.

(with advance purchase rights)

Name (“Optionee”):

Date of Grant:

Number of shares of Common Stock (the “Shares”):

Exercise price for each Share (the “Exercise Price”):

Expiration Date:

Sun BioPharma, Inc., a Delaware Company (the “Company”), has granted to Optionee, an option (“Option”) to purchase the Shares, at the price set forth above and in all respects subject to the terms, definitions and provisions of the Company’s 2011 Stock Option Plan (the “Plan”) adopted by the Company, the terms of which are incorporated herein by reference. Capitalized terms not defined in this Option shall have the same meanings as are given to them in the Plan.

1. NATURE OF OPTION. This Option is intended by the Company and the Optionee to be an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2. EXERCISE PRICE. The Exercise Price, which is at least 100% of the Fair Market Value (as defined in the Plan) of a share of Common Stock on the date of grant, is set forth above.

3. EXERCISE OF OPTION.

(a) Subject to the terms and conditions in this Option and the provisions of Section 9 of the Plan, this Option shall be fully vested immediately.

(b) This Option shall be immediately exercisable for any or all of the Shares, whether or not the Shares are vested in accordance with Section 3(a) of this Option. Pursuant to Section 4 of this Option, any unvested shares purchased under this Option shall be subject to repurchase by the Company pursuant to the Stock Repurchase Agreement (as hereafter defined).

(c) No Shares will be issued on the exercise of this Option unless such issuance and such exercise complies with all relevant provisions of any applicable law including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to approval of counsel for the Company with respect to such compliance. Assuming such compliance, for income tax purposes, the Shares shall be considered transferred to the Optionee on the date on which this Option is exercised with respect to such Shares.

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4. MANNER OF EXERCISING OPTION.

(a) Notwithstanding the procedures of Section 9(a) of the Plan, all of the following actions are required by Optionee (or any other person or persons exercising the Option) to purchase any or all of the Shares for which this Option is exercisable:

(i) Execute and deliver to the Company a Stock Repurchase Agreement in the form attached hereto as Exhibit A (the “Stock Repurchase Agreement”) for the Shares for which the option is exercised; and

(ii) Pay the aggregate Exercise Price for the purchased shares in accordance with Section 8(b) of the Plan; and

(iii) If Optionee is not currently a party to the Stockholders’ Agreement by and among the Company and all stockholders of the Company, which Stockholders’ Agreement restricts the transfer of such Shares, execute and deliver to the Company the Addendum Agreement to the Stockholders’ Agreement, in substantially the form of Exhibit B attached hereto; and

(iv) Execute and deliver to the Company such written representations as may be requested by the Company in order for it to comply with the applicable requirements of federal and state securities laws; and

(v) Make appropriate arrangements with the Company (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all federal, state and local income and employment tax withholding requirements applicable to the option exercise.

(b) As soon as practical after Optionee purchases any of the Shares, the Company shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Shares, with the appropriate legends affixed thereto. To the extent any such Shares are unvested or subject to the certain repurchase right provided by Section 5 of this Option, the certificates for those Shares shall be endorsed with an appropriate legend evidencing the Company’s repurchase rights under the Stock Repurchase Agreement and may be held in escrow with the Company until such shares vest.

(c) In no event may this option be exercised for any fractional shares.

5. REPURCHASE RIGHTS. ALL SHARES ACQUIRED UPON THE EXERCISE OF THIS OPTION SHALL BE SUBJECT TO CERTAIN RIGHTS OF THE COMPANY AND ITS ASSIGNS TO REPURCHASE THOSE SHARES IN ACCORDANCE WITH THE TERMS SPECIFIED IN THE STOCK REPURCHASE AGREEMENT.

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6. RESTRICTIONS ON EXERCISE. This Option may not be exercised: (a) until the Plan has been approved by the stockholders of the Company or (b) if the issuance of such Shares upon such exercise or the method or payment of consideration for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

7. FORFEITURES. Notwithstanding any other provisions of this Option, if an Optionee is convicted of or pleads guilty or nolo contendere to any felony criminal offense or any civil offense involving either fraud or the unauthorized closure of confidential information of the Company, the Committee may then determine that all outstanding options of such optionee which have not been exercised are forfeited.

8. TERM OF OPTION. This Option may not be exercised more than 10 years (five years if the Optionee owns, immediately before the Option is granted, stock representing more than 10% of the total combined voting power of all classes of voting stock of the Company or of any Parent or Subsidiary, whether directly or indirectly by attribution) from the Date of Grant of this Option, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

SUN BIOPHARMA, INC.

By:
Name:
Title:

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THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES UNDER SECTION 3 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE OR CONSULTANT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACTS OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). THE OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY’S 2011 STOCK OPTION PLAN, WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON THE OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY WITH THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH HIS RIGHT OR THE COMPANY’S RIGHT TO TERMINATE HIS EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE, UNLESS OTHERWISE PROVIDED IN A WRITTEN AGREEMENT WITH THE COMPANY.

The Optionee acknowledges receipt of a copy of the 2011 Stock Option Plan and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. The Optionee has reviewed the 2011 Stock Option Plan and this Option in their entirety and fully understands all provisions of the Option. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the 2011 Stock Option Plan. The Optionee further agrees to notify the Company upon any change in the residence address indicated below:

Dated: ___________________.

Residence Address:

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EXHIBIT A

STOCK REPURCHASE AGREEMENT

SUN BIOPHARMA, INC.

This STOCK REPURCHASE AGREEMENT made as of this ___ day of _______, ____ by and between Sun BioPharma, Inc., a Delaware Company (the “Company”), and ______________ (“Optionee”) under the Company’s 2011 Stock Option Plan. All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement, the Plan or the attached Appendix.

1. EXERCISE OF OPTION.

(a) Exercise. Optionee hereby purchases ________ shares of Common Stock (the “Purchased Shares”) pursuant to that certain option (the “Option”) granted to Optionee on __________ (the “Grant Date”) to purchase up to ________ shares of Common Stock under the Plan at the exercise price of $____ per share (the “Exercise Price”).

(b) Payment. Concurrently with the delivery of this Agreement to the Company, Optionee shall pay the Exercise Price for the Purchased Shares in accordance with the provisions of the Option and the Plan and shall deliver whatever additional documents may be required by the Option as a condition for exercise, together with a duly-executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit I) with respect to the Purchased Shares.

(c) Escrow. The Company shall have the right to hold the certificates representing any Purchased Shares which are subject to the Repurchase Right in escrow.

(d) Stockholder Rights. Until such time as the Company exercises the Repurchase Right, Optionee (or any successor in interest) shall have all the rights of a stockholder (including voting, dividend and liquidation rights) with respect to the Purchased Shares, including any Purchased Shares held in escrow hereunder.

2. TRANSFER RESTRICTIONS.

(a) Restricted Securities. The Purchased Shares have not been registered under the 1933 Act and are being issued to Optionee in reliance upon the exemption from such registration provided by Rule 701 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), for stock issuances under compensatory benefit plans such as the Plan. Optionee hereby confirms that Optionee has been informed that the Purchased Shares are restricted securities under the Securities Act and may not be resold or transferred unless the Purchased Shares are first registered under the Federal securities laws or unless an exemption from such registration is available. Accordingly, Optionee hereby acknowledges that Optionee is prepared to hold the Purchased Shares for an indefinite period and that Optionee is aware that Rule 144 promulgated under the Securities Act which exempts certain resales of unrestricted securities is not presently available to exempt the resale of the Purchased Shares from the registration requirements of the Securities Act.

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(b) Stockholders’ Agreement. Optionee shall make no disposition of the Purchased Shares, except in compliance with the terms of the Stockholders’ Agreement between the Company and the stockholders, including the Optionee, who are parties thereto.

(c) Restrictive Legends. The stock certificates for the Purchased Shares shall be endorsed with the following legends and will also be endorsed with any other legends provided for in any other relevant agreements between the Company and Optionee:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER SUCH ACT, (B) A ‘NO ACTION’ LETTER OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH SALE OR OFFER OR (C) SATISFACTORY ASSURANCES TO THE COMPANY THAT REGISTRATION UNDER SUCH ACT IS NOT REQUIRED WITH RESPECT TO SUCH SALE OR OFFER.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE UNVESTED AND ARE SUBJECT TO CERTAIN REPURCHASE RIGHTS GRANTED TO THE COMPANY AND ACCORDINGLY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF A WRITTEN AGREEMENT DATED _____________ BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). A COPY OF SUCH AGREEMENT IS MAINTAINED AT THE COMPANY’S PRINCIPAL CORPORATE OFFICES.”

3. REPURCHASE RIGHT

(a) Grant. The Company is hereby granted the right (the “Repurchase Right”), exercisable at any time within ninety (90) days following the termination of Optionee’s Continuous Status as an Employee, to repurchase at the Exercise Price, all or any portion of the Purchased Shares in which Optionee is not, at the time of such termination of Continuous Status as an Employee, vested in accordance with Section 3(a) of the Option.

(b) Exercise of the Repurchase Right. The Repurchase Right shall be exercisable by written notice delivered to each Owner of the Purchased Shares, subject to the Repurchase Right, prior to the expiration of the ninety (90) day exercise period. The notice shall indicate the number of Purchased Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of such notice. The certificates representing the Purchased Shares to be repurchased shall be delivered to the Company prior to the close of business on the date specified for the repurchase. Concurrently with the receipt of such stock certificates, the Company shall pay to Owner, in cash or cash equivalents (including the cancellation of any purchase-money indebtedness), an amount equal to the Exercise Price previously paid for the Purchased Shares which are to be repurchased from Owner.

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(c) Termination of the Repurchase Right. The Repurchase Right shall terminate with respect to any Purchased Shares for which it is not timely exercised under Section 3(b). In addition, the Repurchase Right shall terminate and cease to be exercisable with respect to any and all Purchased Shares in which Optionee vests.

(d) Aggregate Vesting Limitation. If the Option is exercised in more than one increment so that Optionee is a party to one or more other Stock Purchase Agreements (the “Prior Purchase Agreements”) which are executed prior to the date of this Agreement, then the total number of Purchased Shares as to which Optionee shall be deemed to have a fully-vested interest under this Agreement and all Prior Purchase Agreements shall not exceed in the aggregate the number of Purchased Shares in which Optionee would otherwise at the time be vested, had all the Purchased Shares (including those acquired under the Prior Purchase Agreements) been acquired exclusively under this Agreement.

(e) Recapitalization. Any new, substituted or additional securities or other property (including cash paid other than as a regular cash dividend) which is by reason of any Recapitalization distributed with respect to the Purchased Shares shall be immediately subject to the Repurchase Right, but only to the extent the Purchased Shares are at the time covered by such right. Appropriate adjustments to reflect such distribution shall be made to the number and/or class of Purchased Shares subject to this Agreement and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such Recapitalization upon the Company’s capital structure; provided, however, that the aggregate purchase price shall remain the same. Any securities or other property (including cash) distributed with respect to the Purchased Shares may be held in escrow.

(f) Significant Transaction.

(i) All the Purchased Shares subject to this option at the time of a Significant Transaction but not otherwise vested shall automatically vest and the Company’s Repurchase Right with respect to those Purchased Shares shall immediately terminate so that all of the shares subject to the Option are fully-vested shares of Common Stock. No such accelerated vesting of the Purchased Shares, however, shall occur if and to the extent: (i) the Option is, in connection with the Significant Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), and the Company’s Repurchase Right with respect to the unvested Purchased Shares are to be assigned to such successor corporation (or parent thereof) or (ii) the Option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested Purchased Shares at the time of the Significant Transaction (the excess of the Fair Market Value of those Purchased Shares over the Exercise Price payable for such shares) and provides for subsequent payout in accordance with the vesting schedule in the Option. The determination of option comparability under clause (i) shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

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(ii) The Repurchase Right shall be assignable to the successor entity in any Significant Transaction. However, to the extent the successor entity does not accept such assignment, the Repurchase Right shall lapse immediately prior to the consummation of the Significant Transaction.

(iii) To the extent the Repurchase Right remains in effect following a Significant Transaction, such right shall apply to the new capital stock or other property (including any cash payments) received in exchange for the Purchased Shares in consummation of the Significant Transaction, but only to the extent the Purchased Shares are at the time covered by such right. Appropriate adjustments shall be made to the price per share payable upon exercise of the Repurchase Right to reflect the effect of the Significant Transaction upon the Company’s capital structure; provided, however, that the aggregate purchase price shall remain the same. Any capital stock or other property (including any cash payments) received in exchange for the Purchased Shares may be held in escrow.

(iv) The Repurchase Right shall automatically lapse in its entirety, and all the Purchased Shares shall immediately vest in full, upon an Involuntary Termination of Optionee’s Continuous Status as an Employee within eighteen (18) months following the effective date of a Significant Transaction in which the Repurchase Right has been assigned.

4. SPECIAL TAX ELECTION. The acquisition of the Purchased Shares may result in adverse tax consequences which may be avoided or mitigated by filing an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”). Such election must be filed within thirty (30) days after the date of this Agreement. A description of the tax consequences applicable to the acquisition of the Purchased Shares and the form for making such Section 83(b) election are set forth in Exhibit II. OPTIONEE SHOULD CONSULT WITH HIS OR HER TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF ACQUIRING THE PURCHASED SHARES AND THE ADVANTAGES AND DISADVANTAGES OF FILING THE SECTION 83(b) ELECTION. OPTIONEE ACKNOWLEDGES THAT IT IS OPTIONEE’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF OPTIONEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

5. GENERAL PROVISIONS.

(a) Assignment. The Company may assign the Repurchase Right to any person or entity selected by the Board, including (without limitation) one or more stockholders of the Company.

(b) No Employment or Service Contract. Nothing in this Agreement or in the Plan shall confer upon Optionee any right to Continuous Status as an Employee for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Continuous Status as an Employee at any time for any reason, with or without cause.

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(c) Notices. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party’s signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this section to all other parties to this Agreement.

(d) No Waiver. The failure of the Company in any instance to exercise the Repurchase Right shall not constitute a waiver of any other repurchase rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and Optionee. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

(e) Cancellation of Shares. If the Company shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Company shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

(f) Optionee Undertaking. Optionee hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Optionee or the Purchased Shares pursuant to the provisions of this Agreement.

(g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without resort to that State’s conflict-of-laws rules.

(h) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon Optionee, Optionee’s permitted assigns and the legal representatives, heirs and legatees of Optionee’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

SUN BIOPHARMA, INC.

By:
Name:
Title:

OPTIONEE

Address:

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APPENDIX

The following definitions shall be in effect under the Agreement:

A	“Administrator” shall mean the Board or any of its Committees, as applicable, that is administering the Plan.

B	“Agreement” shall mean this Stock Repurchase Agreement.

C	“Board” shall mean the Company’s Board of Directors.

D	“Common Stock” shall mean the Company’s common stock, par value $.001 per share.

E	“Company” shall mean Sun BioPharma, Inc., a Delaware Company.

F	“Exercise Price” shall have the meaning assigned to such term in Section 1(a).

G	“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported, as quoted on such system or exchange or the exchange with the greatest volume of trading in Stock for the last market trading day before the time of determination) as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is quoted on The Nasdaq Stock Market (but not on The Nasdaq National Market) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the Stock; or

(iii) If there is no established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

H	“Grant Date” shall have the meaning assigned to such term in Section 1(a).

I	“Involuntary Termination” shall mean the termination of Optionee’s Continuous Status as an Employee which occurs by reason of:

(i) Optionee’s involuntary dismissal or discharge by the Company for reasons other than Misconduct, or

(ii) Optionee’s voluntary resignation following (A) a change in Optionee’s position with the Company which materially reduces Optionee’s level of responsibility, (B) a reduction in Optionee’s level of compensation (including base salary, fringe benefits and participation in corporate performance-based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of Optionee’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Company without Optionee’s consent.

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J

“Misconduct” shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Company (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Company (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of Optionee or any other person in the service of the Company (or any Parent or Subsidiary).

K	“Option” shall have the meaning assigned to such term in Section 1(a).

L	“Optionee” shall mean the person to whom the Option is granted under the Plan.

M	“Owner” shall mean Optionee and all subsequent holders of the Purchased Shares who derive their chain of ownership through a Permitted Transfer from Optionee.

N	“Plan” shall mean the Company’s 2011 Stock Option Plan.

O	“Prior Purchase Agreement” shall have the meaning assigned to such term in Section 3(d).

P	“Purchased Shares” shall have the meaning assigned to such term in Section 1(a).

Q

“Recapitalization” shall mean any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company’s outstanding Common Stock as a class without the Company’s receipt of consideration.

R	“Significant Transaction” shall mean any of the following transactions:

(iii) consolidation or merger of the Company with or into any other corporations,

(iv) a sale, transfer, lease, conveyance or disposition of all or substantially all of the assets of the Company that requires stockholder approval under the Delaware General Corporation Law, or

(v) the Company is to be liquidated or dissolved (unless the stockholders of the Company immediately before such transaction own, immediately after the consummation of such transaction, more than 50% of the combined voting power of the then-outstanding voting securities of the surviving or purchasing entity, in substantially the same proportions of such voting securities as they owned immediately before such transaction).

S	“Repurchase Right” shall mean the right granted to the Company in accordance with Section 3.

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EXHIBIT I

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED __________________________ hereby sell(s), assign(s) and transfer(s) unto Sun BioPharma, Inc. (the “Company”), _________________ (_______) shares of the Common Stock of the Company standing in his or her name on the books of the Company represented by Certificate No. __________ herewith and do(es) hereby irrevocably constitute and appoint ___________________________ Attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

Dated:
Signature:

Instructions: Please do not fill in any blanks other than the signature line. Please sign exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enable the Company to exercise the Repurchase Right without requiring additional signatures on the part of Optionee.

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EXHIBIT II

FEDERAL INCOME TAX CONSEQUENCES AND

SECTION 83(b) TAX ELECTION

I. Federal Income Tax Consequences and Section 83(b) Election For Exercise of Non-Qualified Option. If the Purchased Shares are acquired pursuant to the exercise of a Non-Qualified Option, as specified in the Grant Notice, then under Code Section 83, the excess of the Fair Market Value of the Purchased Shares on the date any forfeiture restrictions applicable to such shares lapse over the Exercise Price paid for such shares will be reportable as ordinary income on the lapse date. For this purpose, the term “forfeiture restrictions” includes the right of the Company to repurchase the Purchased Shares pursuant to the Repurchase Right. However, Optionee may elect under Code Section 83(b) to be taxed at the time the Purchased Shares are acquired, rather than when and as such Purchased Shares cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of the Agreement. Even if the Fair Market Value of the Purchased Shares on the date of the Agreement equals the Exercise Price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. The form for making this election is attached as part of this exhibit. FAILURE TO MAKE THIS FILING WITHIN THE APPLICABLE THIRTY (30)-DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME BY OPTIONEE AS THE FORFEITURE RESTRICTIONS LAPSE.

II. Federal Income Tax Consequences and Conditional Section 83(b) Election For Exercise of Incentive Option. If the Purchased Shares are acquired pursuant to the exercise of an Incentive Option, as specified in the Grant Notice, then the following tax principles shall be applicable to the Purchased Shares:

(i) For regular tax purposes, no taxable income will be recognized at the time the Option is exercised.

(ii) The excess of (a) the Fair Market Value of the Purchased Shares on the date the Option is exercised or (if later) on the date any forfeiture restrictions applicable to the Purchased Shares lapse over (b) the Exercise Price paid for the Purchased Shares will be includible in Optionee’s taxable income for alternative minimum tax purposes.

(iii) If Optionee makes a disqualifying disposition of the Purchased Shares, then Optionee will recognize ordinary income in the year of such disposition equal in amount to the excess of (a) the Fair Market Value of the Purchased Shares on the date the Option is exercised or (if later) on the date any forfeiture restrictions applicable to the Purchased Shares lapse over (b) the Exercise Price paid for the Purchased Shares. Any additional gain recognized upon the disqualifying disposition will be either short-term or long-term capital gain depending upon the period for which the Purchased Shares are held prior to the disposition.

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(iv) For purposes of the foregoing, the term “forfeiture restrictions” will include the right of the Company to repurchase the Purchased Shares pursuant to the Repurchase Right. The term “disqualifying disposition” means any sale or other disposition1 of the Purchased Shares within two (2) years after the Grant Date or within one (1) year after the exercise date of the Option.

(v) In the absence of final Treasury Regulations relating to Incentive Options, it is not certain whether Optionee may, in connection with the exercise of the Option for any Purchased Shares at the time subject to forfeiture restrictions, file a protective election under Code Section 83(b) which would limit (a) Optionee’s alternative minimum taxable income upon exercise and (b) Optionee’s ordinary income upon a disqualifying disposition to the excess of the Fair Market Value of the Purchased Shares on the date the Option is exercised over the Exercise Price paid for the Purchased Shares. Accordingly, such election if properly filed will only be allowed to the extent the final Treasury Regulations permit such a protective election. Page 2 of the attached form for making the election should be filed with any election made in connection with the exercise of an Incentive Option.

_________________

1 Generally, a disposition of shares purchased under an Incentive Option includes any transfer of legal title, including a transfer by sale, exchange or gift, but does not include a transfer to the Optionee’s spouse, a transfer into joint ownership with right of survivorship if Optionee remains one of the joint owners, a pledge, a transfer by bequest or inheritance or certain tax free exchanges permitted under the Code.

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SECTION 83(b) ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)	The taxpayer who performed the services is:

Name: ______________________________________ Address: ____________________________________ ____________________________________________ Taxpayer ID #: _________________________________

(2)	The property with respect to which the election is being made is________ shares of the common stock of Sun BioPharma, Inc.

(3)	The property was issued on _______________, ________.

(4)	The taxable year in which the election is being made is the calendar year ________.

(5)

The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if for any reason taxpayer’s employment with the issuer is terminated. The issuer’s repurchase right lapses in a series of installments over a ________ (___) year period ending on _______________, ________.

(6)	The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $_____ per share.

(7)	The amount paid for such property is $______ per share.

(8)	A copy of this statement was furnished to Sun BioPharma, Inc. for whom taxpayer rendered the services underlying the transfer of property.

(9)	This statement is executed on _______________, ________.

Taxpayer	Spouse (if any)

This election must be filed with the Internal Revenue Service Center with which taxpayer files his or her Federal income tax returns and must be made within thirty (30) days after the execution date of the Stock Repurchase Agreement. This filing should be made by registered or certified mail, return receipt requested. Optionee must retain two (2) copies of the completed form for filing with his or her Federal and state tax returns for the current tax year and an additional copy for his or her records.

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The property described in the above Section 83(b) election is comprised of shares of common stock acquired pursuant to the exercise of an incentive stock option under Section 422 of the Internal Revenue Code (the “Code”). Accordingly, it is the intent of the Taxpayer to utilize this election to achieve the following tax results:

1.

The purpose of this election is to have the alternative minimum taxable income attributable to the purchased shares measured by the amount by which the fair market value of such shares at the time of their transfer to the Taxpayer exceeds the purchase price paid for the shares. In the absence of this election, such alternative minimum taxable income would be measured by the spread between the fair market value of the purchased shares and the purchase price which exists on the various lapse dates in effect for the forfeiture restrictions applicable to such shares. The election is to be effective to the full extent permitted under the Code.

2.

Section 421 (a)(1) of the Code expressly excludes from income any excess of the fair market value of the purchased shares over the amount paid for such shares. Accordingly, this election is also intended to be effective in the event there is a “disqualifying disposition” of the shares, within the meaning of Section 421(b) of the Code, which would otherwise render the provisions of Section 83(a) of the Code applicable at that time. Consequently, the Taxpayer hereby elects to have the amount of disqualifying disposition income measured by the excess of the fair market value of the purchased shares on the date of transfer to the Taxpayer over the amount paid for such shares. Since Section 421 (a) presently applies to the shares which are the subject of this Section 83(b) election, no taxable income is actually recognized for regular tax purposes at this time, and no income taxes are payable, by the Taxpayer as a result of this election.

THIS PAGE 2 IS TO BE ATTACHED TO ANY SECTION 83(b) ELECTION FILED IN CONNECTION WITH THE EXERCISE OF AN INCENTIVE STOCK OPTION UNDER THE FEDERAL TAX LAWS.

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EXHIBIT B

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed pursuant to the terms of that certain Stockholders Agreement dated as of the ___ day of _________, (the “Stockholders Agreement”) by and among Sun BioPharma, Inc., a Delaware corporation (the “Corporation”), and the parties named as Stockholders and their spouses in the Stockholders Agreement. By the execution of this Adoption Agreement, the undersigned purchaser or permitted transferee agrees as follows:

1. Acknowledgment. The undersigned acknowledges that he, she or it is acquiring certain shares of the capital stock of the Corporation, subject to the terms and conditions of the Stockholders Agreement. The undersigned further acknowledges receipt of a copy of the Stockholders Agreement.

2. Agreements. The undersigned (i) agrees that the shares of the capital stock of the Corporation acquired by he, she or it shall be bound by and subject to the terms of the Stockholders Agreement, and (ii) hereby adopts the Stockholders Agreement with the same force and effect as if it were originally a party thereto and named as a Stockholder therein.

3. Corporation Agreement. The Corporation hereby accepts and agrees that the undersigned is a Stockholder under the Stockholders Agreement.

4. Notice. Any notice required or permitted by the Agreement shall be given to the undersigned at the address listed beside the undersigned’s signature below.

5. Joinder. The spouse of the undersigned, if applicable, executes this Adoption Agreement to acknowledge its fairness and that it is in such spouse’s best interests and to bind such spouse’s community interest, if any, in any shares of the capital stock of the Corporation, to the terms of the Stockholders Agreement.

6. Counterparts. This Adoption Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

EXECUTED and DATED as of ________________, 20__.

PURCHASER OR PERMITTED TRANSFEREE:

By:
Name:
Address:

SPOUSE (if applicable):

By:
Name:
Address:

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Agreed to on behalf of the Corporation and all Stockholders and their respective spouses pursuant to Section 2.2(b) and/or Section 7.18 of the Stockholders Agreement.

CORPORATION:

SUN BIOPHARMA, INC. (for itself and as attorney-in-fact for the Stockholders)

By:
Name:
Address:

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